UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Tenax Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders on February 15, 2018 (the “Special Meeting”). The stockholders considered the proposal described below, which is described in more detail in the Company’s definitive proxy statement dated January 16, 2018. As of January 12, 2018, the record date for the Special Meeting, there were 28,236,775 shares of common stock issued, outstanding and entitled to vote. At the Special Meeting, 16,567,887 shares of common stock were represented in person or by proxy, constituting a quorum. The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to the proposal is set forth below.

Proposal 1: To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split (the “reverse stock split”) at a ratio of not less than one-for-five and not more than one-for-fifty at any time prior to December 31, 2018, with such ratio and the implementation and timing of such reverse stock split to be determined by the Company’s board of directors in its sole discretion.

The votes were cast as follows:

For	Against	Abstain
16,079,147	462,997	25,743

Proposal 1 was approved.

A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the reverse stock split was not voted on because the proposal to approve the reverse stock split had passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2018	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

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